SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO.2
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FACEPRINT GLOBAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	33-0619256
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 E. Herndon Ave., Suite 115, Fresno, California	93720
(Address of principal executive offices)	(Zip Code)

FacePrint Global Solutions, Inc. Amended and Restated 2006 Equity Incentive Plan
(Full title of the plan)

Pierre Cote 1111 E. Herndon Ave., Suite 115 Fresno, California 93720
(Name and address of agent for service)

(559) 436-1060
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee(3)

Common Stock	15,000,000	$0.0085	$127,500	$13.64

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant’s outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on January 29, 2007, as reported on the OTC Electronic Bulletin Board.

(3) Calculated pursuant to General Instruction E on Form S-8.

EXPLANATORY NOTE

On October 4, 2006, FacePrint Global Solutions, Inc. (the “Company”), a Wyoming corporation, filed a Registration Statement (333-137795) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 5,000,000 shares of its common stock which had been authorized and reserved for issuance under the FacePrint Global Solutions, Inc. 2006 Equity Incentive Plan. The contents of that Registration Statement are hereby incorporated by reference into this Registration Statement.

On November 13, 2006, the Company filed a Registration Statement (333-137795) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 5,000,000 shares of its common stock which had been authorized and reserved for issuance under the FacePrint Global Solutions, Inc. Amended and Restated 2006 Equity Incentive Plan. The contents of that Registration Statement are hereby incorporated by reference into this Registration Statement.

This Registration Statement will register an additional 15,000,000 shares of common stock to be included in the FacePrint Global Solutions, Inc. Amended and Restated 2006 Equity Incentive Plan and includes a reoffer prospectus covering the sale of control securities issued or to be issued to certain affiliates.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the employees who received these awards as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

CONTROL SECURITIES REOFFER PROSPECTUS

The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired under the FacePrint Global Solutions, Inc. Amended and Restated 2006 Equity and Incentive Plan.

PROSPECTUS

FacePrint Global Solutions, Inc.

15,000,000 SHARES OF COMMON STOCK

This prospectus relates to the proposed resale from time to time of up to 15,000,000 shares of common stock by the selling stockholder whose name is set forth in this prospectus.

We will not receive any of the proceeds from the sale of these securities by the selling stockholder.

Our common stock currently is listed on the OTC Bulletin Board under the symbol “FCPG”.

The selling stockholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144, however they are not obligated to sell their common stock at all. The selling stockholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling stockholders may sell their common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling stockholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling stockholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933.

An investment in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning at page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2007.

Table of Contents

The Company	5
Risk Factors	6
Use of Proceeds	16
Selling Stockholders and Plan of Distribution	16
Interests of Named Experts and Counsel	17
Where You Can Find More Information	18
Incorporation of Certain Documents by Reference	18
Forward-Looking Statements	19
Disclosure of Commission Position on Indemnification For Securities Act Liabilities	20

The Company

Face Print Global Solutions, Inc. was originally formed on January 30, 2003 as a California corporation called FGS Global Solutions, Inc. On March 17, 2003, Face Print Global Solutions, Inc. ("FGS", "we", or "our") formerly known as Dostuk Holdings, Inc., a Wyoming corporation formed in November 1999 solely to seek for and make an acquisition, entered into an acquisition agreement whereby it acquired on March 31, 2003, all of the common stock of FGS Global Solutions, Inc., the original California corporation. The acquisition was effected as a tax free share exchange, with the shareholders of FGS Global Solutions, Inc. (California) receiving 24,070,000 new shares of common stock and the existing shareholders of the Wyoming parent retaining all of their 9,000,000 shares of common stock. The California corporation is a wholly-owned subsidiary and all operations are conducted by the California subsidiary. The Wyoming corporation, which has no operations or separate identity, subsequently changed its name from Dostuk Holdings, Inc. to Face Print Global Solutions, Inc. Unless we state otherwise, all references to FGS, "we", or "our" refer to the combined entity of the Wyoming parent, and the acquired California entity.

FGS   is a software-development company engaged in facial recognition and facial imagery. Our mission is to become a world leader in the field of biometrics and developing high accuracy products in facial recognition technology. We address the critical needs in facial recognition related to identity verification in crime-prevention and worldwide efforts against terrorism.

Our goal is to establish a standard in the identity authentication and validation with our E-DNA Bioprint Coding System(tm). Our E-DNA solution is superior to competitors' due to its ability to operate in controlled and uncontrolled environments.

Our business targets public safety and security (law enforcement and homeland security), military access control, immigration and border controls, correctional departments, government agencies, Department(s) of Motor Vehicles and the Justice Department.

Our plan includes providing value added services. Within this framework, we will offer online courses in the area of law enforcement and biometry with to ensure that private security personnel and law enforcement personnel receive an adequate training in identification, verification and the use of new technologies.

How to Contact Us

We maintain our principal offices at 1111 E. Herndon Ave., Suite 115, Fresno, California 93720. Our telephone number at that address is (559) 436-1060 and our facsimile number is (559) 436-1061.

RISK FACTORS

Risks Relating to Our Early Stage of Development

FacePrint has a limited operating history on which potential investors may evaluate the company’s operations and prospects for profitable operations. If we are unable to begin and sustain profitable operations, investors may lose their entire investment in us. We are in the early growth stage, and our prospects must be considered speculative in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of growth, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we anticipate we will operate. To attempt to address these risks, we must, among other things, locate and acquire various businesses which would be able to work together to strengthen their positions in the market. A substantial risk is involved in investing in us because, as an early growth stage company,

•	we have fewer resources than an established company;

•	our management may be more likely to make mistakes at such an early stage; and

•	We may be more vulnerable operationally and financially to any mistakes that may be made, as well as to external factors beyond our control.

These difficulties would be compounded in the event that we acquire a business with a heavy dependence on emerging and sometimes unproven technologies.  In addition, some of our significant potential revenue sources may involve ethically sensitive and controversial issues which could become the subject of legislation or regulations that could materially restrict our operations and, therefore, harm our financial condition, operating results and prospects for bringing our investors a return on their investment.

We have a history of operating losses, and we cannot assure you that we will achieve future revenues or operating profits.   We have generated little revenue to date from our limited operations.  Historically, we have had net operating losses since our inception.  Our cumulative losses since inception are approximately ($18,000,000) as of March 31, 2006. Our net working capital deficit is approximately ($1,649,544) as of March 31, 2006. In the quarter ended March 31, 2006, we had revenues of $253. There can be no assurance that FacePrint will be able to develop and market its facial recognition and facial recognition related products, or its other products will achieve a significant level of sales or attain profitability.

Our management determined that a material weakness related to our internal controls were systemic throughout the Company from April 2006 until September 2006 - but were remediated in their entirety at September 2006, with all historical filings being amended to reflect the impact of these weaknesses. As part of a thorough review of all financial recording and reporting history since inception that was conducted by our newly-appointed CFO, beginning on his appointment date of September 26, 2006, it was determined that material weaknesses arose in the Company from April 2006 to September 2006, owing to our lack of internal accounting knowledge and regulatory expertise. This deficiency caused us to issue contradictory statements throughout our filing continuum for this affected period, specifically with respect to our internal control and reporting structures. In fact, it was determined that insufficient accounting expertise existed within us to fully understand the significance of adequate internal control and reporting systems. This lack of understanding lead to the conflicting statements.

There were no changes to the financial statements or any content in the Form 10-KSB for the year ended March 31, 2006, as originally filed except for the internal controls and procedures disclosure and stock-based compensation disclosure in the Management, Discussion and Analysis section. The discrepancies among these statements related to our management’s failure to properly review and reconcile the disclosure in the Management, Discussion and Analysis section with the financial statements. The disclosure in the Management, Discussion and Analysis had previously been amended to reconcile with the financial statements.

In Item 8A, the following internal control deficiencies are cited in bullet form:

•	Lack of full-time chief financial officer;

•	Review and disclosure of equity transactions, including equity issued as compensation for services rendered; and

•	Certain end of period reconciliations;

Since inception, we have only had access to sufficient capital to fund operations minimally. Executives, employees, independent contractors, and external advisors were engaged, providing us with varying levels of expertise. There were not, however, sufficient funds and/or sufficient knowledge by existing employees to retain expertise in the realm of accounting, particularly since July 2006. We were not able to retain an accountant to work within the firm that could provide suitable oversight and management of the increasingly complex accounting and reporting structures during this period. Many of our personnel were remunerated with shares of our common stock during this period. We failed to procure accounting personnel that would accept this form of payment, and cash resources did not exist to fund the salary of such personnel.

We were able to retain an external consultant to provide accounting services to us since February 2005. The consultants were not able to provide sufficient services to ensure an adequate internal control structure of the increasingly complex equity transactions. The consultants, with the remuneration that we was able to offer them, were only able to compile financial statements and provide support to us with the preparation of their audit working papers. They could provide nothing to us in addition to those services, including in the areas where we required assistance specifically for adequate internal control and reporting structures.

Because of our lack of accounting knowledge, the following internal control and reporting deficiencies did occur:

•	We made erroneous and conflicting statements throughout the continuum of our public filings, from July 2006 to September 2006, specifically with respect to:

a) internal control structures being adequate, when our management lacked sufficient knowledge to fully comprehend what constituted an adequate internal control structure, and;

b) our tables of stock-based compensation for the fiscal years 2006 and 2005 which appeared in Part II, Item 6, Management Discussion And Analysis Or Plan Of Operation, of the Form 10-KSB/A.

•
Management failed to properly review and reconcile between disclosures in our Form 10-KSB and in the financial statements. We lacked sufficient accounting knowledge to perform the proper reviews of financial statements and associated material that would have alerted management to any deficiencies or inconsistencies.

Because of these internal control and reporting deficiencies, the following impacts were manifest:

•
We filed Form 10 reports and SB registration statements with the Commission that contained conflicting statements with respect to: our internal control and reporting structures being adequate; reporting being fair and accurate when it may not have been, as described above; and our stock-based compensation tables. Our management lacked sufficient accounting knowledge and regulatory experience to comprehend that statements such as these must always be homogeneous and cannot conflict with each other, unless the contradictions are explained comprehensively in the filings, and the prior filings are re-filed with due amendments made.

In order to remedy these internal control and reporting deficiencies, the following measures have been taken as of this writing:

•
We have duly appointed a chief financial officer and principal financial officer with adequate knowledge of accounting, internal control, and of US GAAP. This newly-appointed officer is Canon Bryan. He was appointed our chief financial officer and principal financial officer on September 26, 2006. The Form 8-K was filed with the Commission on September 29, 2006. Mr. Bryan has 12 years of experience as a financial officer for public and private companies in Canada and the United States. He has the experience and knowledge to comprehend our previous internal control and reporting deficiencies, and to ensure that such deficiencies will not recur in future.

•
A thorough review of our financial recording and reporting structures, internal control structures, and regulatory filings was undertaken by our newly-appointed CFO, with all deficiencies isolated and clearly marked for remediation. During the course of this review, it was determined that internal control deficiencies existed throughout the control and reporting structure, but that these deficiencies did not result in any errors in our reporting above and beyond the aforementioned contradictory statements. We had very limited operations during the period beginning in the 2006 fiscal year to September 2006, and this explains the lack of any further impact on the reporting.

•	New policies and procedures were put in place to specifically address the internal control deficiencies. Specifically, it has been mandated that:

•	Financial statements and corresponding documentation must be completely approved by the newly-appointed chief financial officer prior to their submission to the auditor or reviewer;

•
End-of-period account reconciliations will be thoroughly reviewed by the chief financial officer to ensure that any discrepancies or deficiencies in the recording of transactions cannot have persisted;

•	Treasury operations would be overseen by the chief financial officer and the chief executive officer. Each transaction would require approval from the same.

In providing these remedies for the internal control and reporting deficiencies, we incurred the following costs: we were forced to provide remuneration to our newly-appointed chief financial officer. The newly-appointed CFO, Mr. Bryan, has agreed to accept payment in stock-based compensation in lieu of cash until such time that the SEDA with Cornell Capital LP can be authorized for drawdown by the Company. Mr. Bryan’s remuneration from us is equal to $150 per hour, payable in shares of our common stock. The compensation for the time required by Mr. Bryan to perform all the remedies to the internal control deficiencies was tabulated and was equal to less than $5,000.

No other costs for the remedies of past internal control and reporting deficiencies were required to be incurred at this time. Nor are any projected for the foreseeable future.

Face Print may need to raise additional capital or debt financing to sustain operations.   Unless Face Print can become profitable with the existing sources of funds Face Print has available or the Company’s operations generate sufficient cash flows to enable the Company to generate a profit on a sustained basis, Face Print will require additional capital to sustain operations and Face Print may need access to additional capital or additional debt financing to grow its operations. In addition, to the extent that Face Print has a working capital deficit and cannot offset the deficit from profitable sales, Face Print may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. Face Print cannot assure that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Face Print’s potential inability to obtain adequate financing, if necessary, will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to the Company’s business and may result in a lower stock price and could cause Face Print to cease operations altogether.

Face Print’s existing and new products, services and technologies may never be profitable. The Company previously invested resources in the development of EZ-FACE and its suite of products, which should have a broad market application in the security sector. Additional funds are required to complete the development of the products. Our management has made the decision to invest a major portion of the proceeds from the Equity Distribution Agreement in the development of the products. Substantial revenues from these products, services and technologies may not be achieved for a number of years, if at all. Moreover, these products and services may never be profitable.

Face Print needs to establish and maintain strategic and licensing relationships. Face Print’s success will depend in part upon its ability to establish and maintain strategic and licensing relationships with companies in its markets as well as in related business fields. Face Print believes that these relationships are needed to allow Face Print access to manufacturing, sales and distribution resources. However, the amount and timing of resources to be devoted to these activities by other companies are not within Face Print's control. There can be no assurance that Face Print will be able to maintain its existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that Face Print's reliance on others will not result in unforeseen problems. There can be no assurance that Face Print's current and potential future strategic partners and licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with Face Print's competitors. The failure of any of Face Print's current or future collaboration efforts could have a material adverse effect on Face Print's ability to sell existing products or to introduce new products or applications and therefore could have a material adverse effect on Face Print's business, financial condition and results of operations.

Risks Relating to FacePrint’s Common Stock

The sale or issuance of a substantial number of shares may adversely affect the market price for FacePrint common stock.   Sale of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could significantly and negatively affect the market price for our common stock.  We expect that we will likely issue a substantial number of shares of our capital stock in financing transactions under the Standby Equity Distribution Agreement we entered into with Cornell Capital Partners, LP, when effective, in order to fund our operations and the growth of our business.  We may also continue to pay for certain goods and services with equity, which would dilute your interest in the Company. Also, sales of the shares issued in this manner could negatively affect the market price of our stock.

Sales of our shares of common stock under the Standby Equity Distribution Agreement, when effective, could result in significant dilution to the existing shareholders. The issuance of shares of our common stock under the Standby Equity Distribution Agreement, when effective, will dilute our existing stockholders and the issuance or even potential issuance of such shares could have a negative effect on the market price of our common stock.  As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw-down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

We do not intend to pay cash dividends on our common stock in the foreseeable future.  Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of the Board of Directors. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Furthermore, we may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.

Sales of our stock under the Standby Equity Distribution Agreement, when effective, could encourage short sales by third parties which could contribute to the future decline of our stock price.  In many circumstances, the provisions of a Standby Equity Distribution Agreement have the potential to cause significant downward pressure on the price of our common stock. This is especially true if the shares being placed into the market exceed the market’s ability to buy the increased stock. Such an event could place further downward pressure on the price of our common stock. We may request numerous draw-downs pursuant to the terms of the Standby Equity Distribution Agreement. Even if we use the Standby Equity Distribution Agreement to invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our common stock, the price will decline.

We may not be able to make a draw-down under the equity distribution agreement if Cornell Capital Partners holds more than 9.9% of our common stock. Pursuant to our agreement with Cornell Capital Partners, in the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to make a draw-down under the Standby Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make a draw-down under the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding, we could be forced to curtail or cease our operations.

Ours common stock may be affected by limited trading volume and may fluctuate significantly, which may affect the Company’s shareholders' ability to sell shares of their common   stock.    Prior to the date of this prospectus, there has been a limited public market for Face Print’s common stock and there can be no assurance that a more active trading market for the Company’s common stock will develop. An absence of an active trading market could adversely affect Face Print’s shareholders' ability to sell the Company’s common stock in short time periods, or possibly at all. Face Print’s common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of the Company’s common stock without regard to its operating performance. In addition, Face Print believes that factors such as quarterly fluctuations in its financial results and changes in the overall economy or the condition of the financial markets could cause the price of Face Print’s common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that Face Print will have poor results in the future. Face Print cannot predict the actions of market participants and, therefore, can offer no assurances that the market for the Company’s stock will be stable or appreciate over time. The market factors may negatively impact on Face Print’s shareholders' ability to sell shares of the Company's common stock.

Our common stock is deemed to be "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.    Face Print’s common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. This classification may reduce the potential market for Face Print’s common stock by reducing the number of potential investors. This may make it more difficult for investors in Face Print’s common stock to sell shares to third parties or to otherwise dispose of them. This could cause Face Print’s stock price to decline. Penny stocks are stocks:

•	With a price of less than $5.00 per share;

•	That are not traded on a "recognized" national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•
In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Cornell Capital Partners will pay less than the then-prevailing market price of Face Print’s common stock under the equity distribution agreement. Cornell Capital Partners will retain 9% from each advance under the Equity Distribution Agreement. These discounted sales could cause the price of Face Print’s common stock to decline.

Cornell Capital Partners may sell Face Print’s shares of common stock prior to the date the stock is delivered to it. Cornell Capital Partners is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that Face Print delivers an advance notice to Cornell, which is prior to the date the stock is delivered to Cornell. Cornell may sell such shares any time after Face Print delivers an advance notice. Accordingly, Cornell may sell such shares during the pricing period. Such sales may cause Face Print’s stock price to decline.

Our insurance policies may be inadequate and potentially expose us to unrecoverable risks. We will have limited director and officer insurance and commercial insurance policies. Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations.  Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may fail to correctly anticipate or quantify insurable risks, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

Risks Relating to Government Regulation

We may not be able to adequately protect against piracy of intellectual property in foreign jurisdictions. Considerable research in the areas similar to those of the Company is being performed in countries outside of the United States, and a number of our competitors are located in those countries.  The laws protecting intellectual property in some of those countries may not provide protection for our trade secrets and intellectual property adequate to prevent our competitors from misappropriating our trade secrets or intellectual property.  If our trade secrets or intellectual property are misappropriated in those countries, we may be without adequate remedies to address the issue.

Risks Relating to Competition

We may not be able to outperform our competitors in quality of software or service. There are a number of facial recognition and composite software developers. However, their products are based on a set of biometric algorithms that were developed in the late 1980's and 1990's. Our products will be based on new biometric algorithms we have developed. The software industry is intensely competitive and subject to rapid technological change.  There are several major competitors in the facial manipulation and recognition software market:  Compu-Sketch, Facette - Face Design Systems, FacePro-Faurot, Suspect ID- Imageware, Identikit.net - Smith and Wesson, EFIT- Aspley Ltd. and FACES-IQ.

General Risks Relating to Our Business

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.   Our business may bring us into conflict with our licensees, licensors, or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

We have received a Wells Notice for information from the SEC. We cannot predict the outcome of this matter. It could result in a civil action, involving monetary relief from us or our officers. Any such development could have a material adverse effect on our business, results of operations, and financial condition.  On November 15, 2006, we received a “Wells Notice” from the staff of the U.S. Securities and Exchange Commission (the “SEC”) in connection with alleged violations of Sections 5(a) and 5(c) of the Securities Act of 1933 (the “Securities Act”) and Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules 12b-20, 13a-1 and 13a-13 thereunder.

Additionally, on November 15, 2006, Mr. Pierre Cote, our Chief Executive Officer received a “Wells Notice” from the staff of the SEC in connection with alleged violations of Sections 5(a), 5(c) and 17(a) of the Securities Act and Sections 10(b), 13(a), and 16(a) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1, 13a-13, and 16a-3 thereunder.

Initially, the SEC contacted us in March of 2006, with respect to an informal inquiry. Through verbal communications with the SEC, they inquired about our press releases in connection with the changes in the volume of shares traded of our common stock after the release of such press releases as well as whether certain of our issuances of shares of our common stock under our registration statement on Form S-8 qualified under SEC rules.

The alleged violations Section 5(a) and 5(c) of the Securities Act by Mr. Cote and our company are significant as it relates to prohibitions on the sale or delivery after the sale of unregistered securities through the use of interstate commerce and the mails without an effective registration statement. The alleged violations of Rules 12b-20, 13a-1 and 13a-13 under the Exchange Act by Mr. Cote and our company are significant as it relates to alleged violations of reporting requirements in our quarterly and annual reports and potentially the lack of material information in such reports.

The alleged violation of Section 10b-5 of the Exchange Act by Mr. Cote is significant as it alleges the employment of manipulative and deceptive devices by Mr. Cote in connection with the purchase or sale of securities. The alleged violation of Rule 16a-3 of the Exchange Act by Mr. Cote is significant as it alleges violations of reporting requirements of securities transactions and holdings of an officer, director and significant shareholder. The alleged violation of Section 17 of the Securities Act by Mr. Cote is significant as it alleges use of interstate commerce for the purpose of fraud or deceit in the offer or sale of any securities.

The “Wells Notice” notified us that the SEC staff intends to recommend that the SEC bring a civil action against us and Mr. Cote for alleged violations of U.S. securities laws. Under the SEC’s procedures, we can avail ourselves of the opportunity to make a “Wells Submission” and respond to the SEC staff before it makes a formal recommendation to the SEC regarding whether any action should be brought against us.

Any civil action or any negotiated resolution may involve, among other things, equitable relief, including material penalties, which could have a material adverse effect on our business, results of operations and financial condition.

We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan. Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified personnel for the research and development activities we conduct or sponsor. The loss of one or more certain key executive officers, or technical officers, would be significantly detrimental to us.  In addition, recruiting and retaining qualified personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as testing, regulatory compliance, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. There is intense competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. The failure to attract and retain such personnel or to develop such expertise would adversely affect our business.

We have no product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy. The testing, manufacturing, marketing and sale of software and other   products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. We have no product liability insurance. If we are forced to spend significant funds on defending product liability actions, and if those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses.

We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

We face risks related to compliance with corporate governance laws and financial reporting standards. The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, required changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting (“Section 404”), have materially increased our legal and financial compliance costs and made some activities more time-consuming and more burdensome. Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management assess our internal control over financial reporting annually and include a report on its assessment in our annual report. Following a thorough review of all the financial recording and reporting history of the Company since inception, conducted in September 2006 by the Company’s newly-appointed CFO, it was determined that there did exist material weaknesses in the Company’s internal controls.  The deficiencies and their impact were isolated and systemically remediated, with the cost of this review, and the cost to remediate the deficiencies being less than $5,000. These costs relate largely to the time spent by the CFO to conduct the review and perform the remedies. It has been determined that any weaknesses that could have a material adverse effect on our business and operations have been remediated, and strict protocols have been established to prevent such weaknesses from occurring at any time in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from this offering. If any of the selling shareholders were to exercise an option to acquire the common stock sold pursuant to this resale prospectus, we would receive the option exercise price. As of the date of this prospectus, no options have been granted pursuant to the FacePrint Global Solutions, Inc. Amended and Restated 2006 Equity Incentive Plan, however, in the future, we may grant options from this plan.

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

All of the common stock registered for sale under this prospectus will be owned prior to the offer and sale of such shares by a current officer of the Company (the “selling stockholder”). All of the shares owned by the selling stockholder was acquired by them under an employee benefit plan. The name of the selling stockholder is set forth below.

We are registering the common stock covered by this prospectus for the selling stockholder. As used in this prospectus, “selling stockholder” includes the pledgees, donees, transferees or others who may later hold the selling stockholders interests. We will pay the costs and fees of registering the common shares, but the selling stockholder will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

The selling stockholder may sell its common stock by means of this prospectus and any applicable prospectus supplement or he may decide to sell them by other means, including pursuant to Rule 144, however he is not obligated to sell his common stock at all. The selling stockholder may sell his common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling stockholder may sell its common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling stockholder will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling stockholder and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933.

Because the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. If we are required to supplement this prospectus or post-effectively amend the registration statement to disclose a specific plan of distribution of the selling stockholder, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer, or underwriter or arrangements relating to any such an entity or applicable commissions.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, no person engaged in the distribution of the shares may simultaneously engage in market making activities with respect to our common stock for a restricted period before the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of the shares by the selling stockholder.

We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares.

Additional information related to the selling stockholder and the plan of distribution may be provided in one or more supplemental prospectuses.

The following table sets forth the names of the selling stockholder who may sell their shares pursuant to this prospectus. The selling stockholder has, or within the past three years have had, positions, offices or other material relationships with us or with our predecessors or affiliates. The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling stockholder and as adjusted to give effect to the sale of all the common stock offered by the selling stockholder pursuant to this prospectus.

Selling Stockholder	Shares held before the Offering	Shares being Offered	Shares held after the Offering	Percentage Owned after the Offering (1)
Canon Bryan	1,306,600	1,306,600	0	0%
TOTAL	1,306,600	1,306,600	0	0%

(1) Based on 113,950,083 shares outstanding as of January 19, 2007.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Richardson & Patel LLP has given an opinion regarding certain legal matters in connection with this offering of our securities. As of January 19, 2007, Peter Hogan, an attorney at Richardson & Patel LLP, owns 125,000 shares of our common stock and Richardson & Patel LLP owns 4,440,045 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission (the “SEC”). We omitted certain information in the Registration Statement from this prospectus in accordance with the rules of the SEC. We file our annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 if you pay certain fees. You can call the SEC at 1-202-942-8090 for further information about the operation of the Public Reference Room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

The following documents filed with the SEC is incorporated by reference into this prospectus:

(a) The Annual Report for the fiscal year ended March 31, 2006, filed by the registrant with the Securities and Exchange Commission (the “Commission”) on Form 10KSB on July 14, 2006, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed and amended on August 25, 2006, September 7, 2006 and January 9, 2007.

(b) The Quarterly Report for the quarter ended June 30, 2006, filed by the registrant with the Securities and Exchange Commission (the “Commission”) on Form 10QSB on August 22, 2006 and amended on January 9, 2007.

(c) The Quarterly Report for the quarter ended September 30, 2006, filed by the registrant with the Securities and Exchange Commission (the “Commission”) on Form 10QSB on November 20, 2006 and amended on January 9, 2007.

(d) The Current Report on Form 8-K that the Registrant filed with the Commission on September 1, 2006.

(e) The Current Report on Form 8-K that the Registrant filed with the Commission on September 29, 2006.

(f)  The Current Report on Form 8-K that the Registrant filed with the Commission on October 27, 2006.

(g)  The Current Report on Form 8-K that the Registrant filed with the Commission on November 22, 2006.

(h)  The Current Report on Form 8-K that the Registrant filed with the Commission on November 28, 2006.

(i)  The description of the registrant’s common stock, which is included in Amendment No.5 to the registration statement on Form SB-2, file no. 333-132799, filed with the Commission on January 23, 2007.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed documents which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference). You should direct any requests for documents to FacePrint Global Solutions, Inc., 1111 Herndon Ave., Suite 115, Fresno, California 93720, telephone (559) 436-1060.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These are statements regarding financial and operating performance and results and other statements that are not historical facts. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “forecast,” and similar expressions are intended to identify forward-looking statements. Certain important risks could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of the risks that could cause actual results to differ from those suggested by the forward-looking statements include those included in the section of this prospectus titled “Risk Factors” as well as the following:

•	acceptance of our products or future products in the marketplace;

•	demand for products or future products that utilize our technologies;

•	a decline in the general state of the economy, which impacts the efforts at which our potential licensors may devote to developing new products;

•	our lack of capital and whether or not we will be able to raise capital when we need it;

•	whether or not we will continue to receive the services of our executive officers and directors;

and other factors, all of which are difficult to predict and many of which are beyond our control.

You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

FacePrint has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Business Act. Under FacePrint's articles of incorporation, and as permitted under the Wyoming General Business Act, directors are not liable to FacePrint or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to FacePrint or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Wyoming law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve FacePrint or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of FacePrint where indemnification will be required or permitted. FacePrint is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of FacePrint pursuant to the foregoing provisions, or otherwise, FacePrint has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by FacePrint of expenses incurred or paid by a director, officer or controlling person of FacePrint in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, FacePrint will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this registration statement:

(a) The Annual Report for the fiscal year ended March 31, 2006, filed by the registrant with the Securities and Exchange Commission (the “Commission”) on Form 10KSB on July 14, 2006, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed and amended on August 25, 2006, September 7, 2006 and January 9, 2007.

(b) The Quarterly Report for the quarter ended June 30, 2006, filed by the registrant with the Securities and Exchange Commission (the “Commission”) on Form 10QSB on August 22, 2006 and amended on January 9, 2007.

(c) The Quarterly Report for the quarter ended September 30, 2006, filed by the registrant with the Securities and Exchange Commission (the “Commission”) on Form 10QSB on November 20, 2006 and amended on January 9, 2007.

(d) The Current Report on Form 8-K that the Registrant filed with the Commission on September 1, 2006.

(e) The Current Report on Form 8-K that the Registrant filed with the Commission on September 29, 2006.

(f) The Current Report on Form 8-K that the Registrant filed with the Commission on October 27, 2006.

(g) The Current Report on Form 8-K that the Registrant filed with the Commission on November 22, 2006.

(h) The Current Report on Form 8-K that the Registrant filed with the Commission on November 28, 2006.

(i) The description of the registrant’s common stock, which is included in Amendment No.5 to the registration statement on Form SB-2, file no. 333-132799, filed with the Commission on January 23, 2007.

(j) In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Richardson & Patel LLP has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, partners of the law firm, are eligible to receive shares of the Company’s common stock pursuant to this Form S-8 registration statement. As of January 19, 2007, Peter Hogan, an attorney at Richardson & Patel LLP, owns 125,000 shares of our common stock and Richardson & Patel LLP owns 4,440,045 shares of our common stock.

Item 6. Indemnification of Directors and Officers.

FacePrint has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Business Act. Under FacePrint's articles of incorporation, and as permitted under the Wyoming General Business Act, directors are not liable to FacePrint or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to FacePrint or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Wyoming law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve FacePrint or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of FacePrint where indemnification will be required or permitted. FacePrint is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of FacePrint pursuant to the foregoing provisions, or otherwise, FacePrint has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by FacePrint of expenses incurred or paid by a director, officer or controlling person of FacePrint in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, FacePrint will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

5.	Opinion regarding legality
23.1	Consent of Pritchett, Siler & Hardy, P.C.
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5)
99.1	FacePrint Global Solutions, Inc. Amended and Restated 2006 Equity Incentive Plan

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fresno, California, on this 31st day of January, 2007.

FACEPRINT GLOBAL SOLUTIONS, INC. A Wyoming Corporation

/s/ Pierre Cote
By: Pierre Cote Its: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Dated: January 31, 2007	/s/ Pierre Cote
Pierre Cote, President, Chief Executive Officer and Director

Dated: January 31, 2007	/s/ Canon Bryan
Canon Bryan, Chief Financial Officer and Principal Financial Officer

Dated: January 31, 2007	/s/ Jean Houle
Jean Houle, Director

Dated: January 31, 2007	/s/ Alan J. Balchi, Jr.
Alan J. Balchi, Jr., Director

INDEX TO EXHIBITS

Exhibit Number	Description

5.	Opinion regarding legality
23.1	Consent of Pritchett, Siler & Hardy, P.C.
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5)
99.1	FacePrint Global Solutions, Inc. Amended and Restated 2006 Equity Incentive Plan